UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23280	94-304929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Blume Dr., Suite 500, Richmond, CA 94806

(Address of principal executive offices, with zip code)

(510) 262-1730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.03 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Bylaws

On May 19, 2005, the Board of Directors (the “Board”) of Neurobiological Technologies, Inc. (the “Corporation”) amended and restated the Corporation’s bylaws. A copy of the amended and restated bylaws is attached hereto as Exhibit 3.2 and the following summary of the principal bylaw amendments adopted by the Board does not purport to be complete and is qualified in its entirety by reference to the bylaws, which are incorporated herein by reference.

The Board amended the bylaws to add or amend the following provisions:

(i) Stockholders wishing to submit proposals for consideration at any annual or special meeting of stockholders, or wishing to nominate directors for election to the Board, must provide the Secretary of the Company with prior notice of such proposal or nomination not less than 45 days, nor more than 75 days, prior to the anniversary of the prior year’s annual meeting, provided that different notice requirements may apply in certain circumstances, as set forth in the bylaws. The form of notice must contain certain required information and the stockholder tendering such notice must comply with all applicable laws, rules and regulations, including the Securities Exchange Act of 1934 and all applicable proxy solicitation requirements.

(ii) Special meetings of stockholders can only be called by the holders of a majority of the outstanding common stock. Previously, holders of ten percent of the outstanding common stock had the right to call a special meeting of stockholders. Stockholders that wish to call a special meeting must provide the Company with advanced notice of such action and must provide certain information as set forth in the bylaws.

(iii) Stockholder actions by written consent must be submitted to the Corporation for review by an inspector of elections and, prior to taking action by written consent, stockholders must provide the Board with an opportunity to establish the record date for such action.

(iv) At any regular or special meeting of stockholders, holders of a majority of the outstanding common stock may amend the size of the Board and/or amend the bylaws. Previously, a majority of the shares present and entitled to vote on any such proposal(s) were authorized to take such actions.

Adoption of Stockholder Rights Plan

On May 20, 2005, the Corporation issued a press release relating to the adoption by the Board of a Stockholder Rights Plan. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 19, 2005, the Board declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (the “Common Stock”) of the Corporation. The dividend is payable to the stockholders of record on May 27, 2005 (the “Record Date”), and with respect to shares of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth (1/1000th) of a share of Series RP Preferred Stock, $0.001 par value (the “Preferred Stock”), of the Corporation at a price of $25.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), dated as of May 19, 2005.

Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates representing the Rights (“Right Certificates”) will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (A) a person or group of affiliated or associated persons having acquired, without the prior approval of the Corporation’s Board of Directors, beneficial ownership of 15% or more of the outstanding shares of Common Stock (except pursuant to a Permitted Offer, as hereinafter defined) or (B) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (as hereinafter defined) (the “Distribution Date”). A person or group whose acquisitions of shares of Common Stock cause a Distribution Date pursuant to clause (A) above is an “Acquiring Person,” with certain exceptions as set forth in the Rights Agreement. The date that a person or group is first publicly announced to have become such by the Corporation or such Acquiring Person is the “Shares Acquisition Date.”

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the associated shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to the holders of record of the shares of Common Stock as of the Close of Business (as defined in the Rights Agreement) on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 27, 2015, unless earlier redeemed by the Corporation as described below.

In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Corporation, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right will thereafter have the right (the “Flip-In Right”) to receive, upon exercise, the number of shares of Common Stock (or, in certain circumstances, of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. The Board has the option, at any time after any person becomes an Acquiring Person, to exchange all or part of the then-exercisable Rights (excluding those that have become void, as described in the immediately preceding sentence) for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right, subject to adjustment as provided in the Agreement. However, this option generally terminates if any person becomes the beneficial owner of 50% or more of the Common Stock.

In the event that, at any time following the Shares Acquisition Date, (A) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation’s voting power, or (B) more than 50% of the Corporation’s assets or earning power is sold or transferred, in either case with or to (i) an Acquiring Person or any affiliate or associate thereof or (ii) any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or (iii) if, in such transaction, all holders of shares of Common Stock are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise, common shares of the acquiring company (or, in certain circumstances, its parent), having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

The Purchase Price payable, and the number of shares of Preferred Stock, shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (A) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (B) upon the grant to holders of shares of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (C) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

At any time prior to the earlier to occur of (A) a person becoming an Acquiring Person or (B) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price (payable in cash or, at the Corporation’s election, in Common Stock) of $0.01 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board. Additionally, following the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of shares of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.

Other than those provisions relating to the rights, duties and obligations of the Rights Agent and certain principal economic terms of the Rights, all of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

As of May 19, 2005, there were 27,053,683 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will receive one Right. As long as the Rights are attached to the shares of Common Stock, the Corporation will issue one Right with each new share of Common Stock so that all such shares will have attached rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. However, the Rights should not interfere with any tender offer or merger approved by the Corporation (other than with an Acquiring Person) because the Rights do not become exercisable in the event of a Permitted Offer or other acquisition exempted by the Board.

Incorporated by reference hereto as Exhibit 4.1 are copies of the Rights Agreement and the exhibits thereto, as follows: Exhibit A — Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Preferred Stock of Neurobiological Technologies, Inc.; Exhibit B — Form of Right Certificate; and Exhibit C — Summary of Rights to Purchase Series RP Preferred Stock. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 9.01 Financial Statements and Exhibits

3.2	Amended and Restated Bylaws of Neurobiological Technologies, Inc.

4.1(1)	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

99.1	Press Release issued by the Corporation on May 20, 2005.

(1)	Previously filed with the Securities and Exchange Commission on May 20, 2005 as an exhibit to Form 8-A filed by Neurobiological Technologies, Inc. on such date and incorporated by reference into this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Neurobiological Technologies, Inc.

By:	/s/ Paul E. Freiman
Paul E. Freiman
Chief Executive Officer

Date: May 20, 2005

EXHIBIT INDEX

Exhibit	Description
3.2	Amended and Restated Bylaws of Neurobiological Technologies, Inc.

99.1	Press Release issued by the Corporation on May 20, 2005.